EXHIBIT 99.2



                        DISCLOSURE STATEMENT

                        HUDSON VENTURES, INC.

                        A NEVADA CORPORATION


DATE OF DISCLOSURE STATEMENT:           January 24, 2002

TYPE OF SECURITIES OFFERED:             Shares of Common Stock of the
                                   Company (the "Common Stock")

     NUMBER  OF  SECURITIES  OFFERED:      Up to  100,000  Shares  of
     Common Stock (the "shares")

PRICE: $0.50 per Share



                 Offering       Commissions      Proceeds to
                 Price                           Company

Per Share        $0.50             NIL           $0.50

Total            $50,000           NIL           $50,000



The securities offered are offered on a best efforts basis. Sales of Common Stock will commence on the date of this Disclosure Statement and will terminate on July 10, 2002 unless the period of the Offering is extended by the Company's Board of Directors. There is no minimum number of Shares to be sold.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR
OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

INVESTMENT IN THE COMMON STOCK OFFERED BY THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD RETAIN THEIR OWN PROFESSIONAL ADVISORS TO REVIEW AND EVALUATE THE FINANCIAL, ECONOMIC, TAX AND OTHER CONSEQUENCES OF THIS INVESTMENT. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF THIS OFFERING OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR TO THE TERMS OF THE OFFERING. THE UNITED STATES SECURITIES COMMISSION HAS NOT PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS DISCLOSURE STATEMENT. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. NO SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA HAS PASSED ON THE MERITS OF THE SECURITIES
OFFERED NOR HAS IT REVIEWED THIS DISCLOSURE STATEMENT AND ANY REFERENCE TO THE CONTRARY IS AN OFFENCE.

THE SECURITIES WILL BE DISTRIBUTED IN CANADA PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (BRITISH COLUMBIA), SECURITIES ACT (ALBERTA),THE SECURITIES ACT (ONTARIO) AND THE SECURITIES ACT (QUEBEC). THE COMPANY IS NOT AND MAY NEVER BE A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC. THE COMMON SHARES OF THE COMPANY MAY NOT BE RESOLD IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERT OR THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, EXCEPT UNDER A PROSPECTUS OR STATUTORY EXEMPTION AVAILABLE ONLY IN SPECIFIC AND LIMITED CIRCUMSTANCES UNLESS AND UNTIL THE ISSUER BECOMES A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, AS APPLICABLE, AND SUCH COMMON SHARES ARE HELD THEREAFTER FOR THE APPLICABLE HOLD PERIOD. AS THERE IS NO MARKET FOR THESE SECURITIES, IT MAY BE DIFFICULT OR EVEN IMPOSSIBLE FOR THE PURCHASER TO SELL THEM IN CANADA.


     INVESTOR REVIEW AND FINANCIAL RISK

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS ARE ADVISED TO CONSULT WITH THEIR LEGAL COUNSEL AND A TAX ADVISOR WITH RESPECT TO ANY INVESTMENT IN THIS OFFERING. NOTE FURTHER, THAT THE PRICE OF THE COMMON STOCK WAS ARTIFICIALLY DETERMINED BY THE COMPANY AND BEARS NO RELATIONSHIP TO THE ASSETS, NET WORTH, BOOK VALUE OR POTENTIAL BUSINESS OPERATIONS OF THE COMPANY. UPON CLOSING OF THIS OFFERING, THERE WILL BE NO PUBLIC MARKET FOR THE COMMON SHARES DESCRIBED HEREIN. CONSEQUENTLY, INVESTORS WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT INDEFINITELY.


    CONFIDENTIALITY AND LIMITATIONS OF THIS DISCLOSURE STATEMENT

This document contains information that is proprietary to the Company. It discusses trade and business secrets of the Company and is intended for use only by the party to whom it is transmitted by employees or agents of the Company, and only for the purpose of permitting such persons to decide whether to purchase the Common Stock described herein. This document may not be reproduced in whole or in part or used for any other purpose; nor may any of its contents be disclosed without the prior written consent of the Company, and the recipient agrees to return it to the Company immediately upon request. Acceptance of this document constitutes agreement to the above conditions.

The information contained in this document may at times represent the Company=s best estimates of its future financial and business performance, based upon assumptions believed to be reasonable. No representation or warranty is made, however, as to the accuracy or completeness of such assumptions, and nothing contained herein should be relied upon as a promise or representation as to any future performance or events. In addition, investors should take note that the information contained herein is only offered to be accurate as of the date of this Disclosure Statement. Neither the delivery of this Disclosure Statement, nor any sale made hereunder, shall, under any circumstances, create the implication that there has been no change in the affairs of the Company, or that the information contained herein is correct as of any date other than the date of its creation referenced above. See "RISK FACTORS."

THIS DISCLOSURE STATEMENT MUST BE TREATED AS CONFIDENTIAL BY THE PERSON TO WHOM IT IS DELIVERED. ANY DISTRIBUTION OR DIVULGENCE OF ANY OF ITS CONTENTS IS UNAUTHORIZED.

THE DISTRIBUTION OF THIS CONFIDENTIAL DISCLOSURE STATEMENT AND THE OFFERING OF THE COMMON STOCK DESCRIBED HEREIN MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.


       INFORMATION PROVIDED OUTSIDE THIS DISCLOSURE STATEMENT

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS CONFIDENTIAL DISCLOSURE STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.





                          TABLE OF CONTENTS

                                                                 Page

SUMMARY                                                             5

RISK FACTORS                                                        7

TERMS OF OFFERING AND PLAN OF DISTRIBUTION                         11

USE OF PROCEEDS                                                    15

DESCRIPTION OF BUSINESS AND PROPERTY                               16

DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES                      18

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY OWNERS       19

SECURITIES BEING OFFERED                                           20

LITIGATION                                                         21

FINANCIAL STATEMENTS                                               21

ADDITIONAL ATTACHMENTS                                             21
                               SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Disclosure Statement and the exhibits hereto. Prospective investors are urged to read this Disclosure Statement in its entirety.

The Company

HUDSON VENTURES, INC. (the "Company") is a Nevada corporation incorporated on November 30, 2001. The Company has entered into an option agreement dated January 21, 2002 with Glen Macdonald (the "Option Agreement") whereby it has acquired an option (the "Option") to acquire a 90% interest in certain mineral claims located in the Whitehorse Mining District in the Yukon Territories (the "Wheaton River Property"). The Company is pursuing this Offering in order to raise funds for an exploration work program on the Wheaton River Property. The Company plans to pursue the exploration program as recommended in a geological report on the Wheaton River Property, which the Company has received.
The Company has also entered into an option agreement dated January 22, 2002 with Glen Macdonald (the "Option Agreement") whereby it has acquired an option (the "option") to acquire a 90% interest in certain mineral claims located in the Watson Lake Mining District in the Yukon Territory (the "McConnell River Property"). The Company has determined to seek out potential Joint Venture Partners for this project to fund the project and to reduce the risk to the Company as exploration advances.

The Offering

Securities Being Offered Up to 100,000 shares of Common Stock of  the
                    Company  at  a price of $0.50 US per share;   See
                    "DESCRIPTION OF SHARES."

Purchase Price            $0.50  US  per  Share.  See "TERMS  OF  THE
                    OFFERING AND PLAN OF DISTRIBUTION."

Regulation S:                  The  Shares are being offered pursuant
                    to Regulation S of the United States Securities Act of 1933 (the "Act") to persons who are not "U.S. Persons". See "TERMS OF OFFERING AND PLAN OF DISTRIBUTION.

Securities Issued         As  of the date of this Document, there are
                    3,010,000 shares of Common Stock issued and outstanding. Upon the completion of this offering, there will be 3,110,000 shares of Common Stock issued and outstanding if all of the offered Shares are fully sold. See "SECURITIES BEING OFFERED" and "TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION."

Use of Proceeds           The gross proceeds to the Company from  the
                    sale of the Shares will be approximately $50,000.00 US, assuming all Shares are sold. Such proceeds will be utilized to complete exploration expenditures on the Wheaton River Property and for working capital. See "USE OF PROCEEDS."

Plan of Distribution           The Offering is being sold by officers
                    and directors of the Company to persons in Canada who are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

                    (A) a spouse, parent, brother, sister or child of a senior officer or director of the Company ;

                    (B) a close friend or business associate of a senior officer or director of the Company; or

                    (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

Dilution                        Investors   in  this  offering   will
                    experience substantial dilution. Dilution represents the difference between the offering price and the net tangible book value per share after the offering. Additional dilution may result from future offerings or from the exercise of future options pursuant to any stock option plan or warrants that may be established by the Company.

Risk Factors                  The securities offered hereby involve a
                    high degree of risk and should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth in the following section of this Document entitled "RISK FACTORS," as well as the other information set-forth herein, before subscribing for any of the Shares offered hereby.

Local Jurisdictions      The Offering and any subscription for Shares
                    is subject to compliance with all applicable securities laws and other applicable laws of the province or foreign jurisdiction in which any Subscriber for the Offering is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

RISK FACTORS

An investment in the Shares offered herein is highly speculative and subject to a high degree of risk. Only those persons who can bear the risk of the entire loss of their investment should participate. An investor should carefully consider the risks described below and the other information in this Disclosure before investing in the Company's Common Stock. The risks described below are not the only ones faced. Additional risks that the Company is aware of or that the Company currently believes are immaterial may become important factors that affect the Company=s business. If any of the following risks occur, or if others occur, the Company=s business, operating results and financial condition could be seriously harmed and the investor may lose all of its investment.

1. Need for Additional Financing, Limited Operating History, Risks of New Business Venture

     While the proceeds of the Offering will be sufficient in order to enable the Company to complete phase one of the geological work program recommended on the Wheaton River Property, the Company will require substantial additional capital to fund the continued exploration of the Wheaton River Property in order to exercise the Option. If the Company does not meet the exploration expenditures required by the Option Agreement, then it will forfeit its interest in the Option and will have no interest in the Wheaton River Property. In addition, other events or circumstances that are not presently anticipated may reduce the time period for which the funds will be sufficient. Other than the Offering, completion of which cannot be assured, the Company has no agreements for additional financing and there can be no assurance that additional funding will be available to the Company on acceptable terms, or at all, to continue operations to the date referred to above, to fund new business opportunities or to execute its business plan. The Company was incorporated in November, 2001 and to date has been involved primarily in organizational activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the exploration of its mineral properties which the Company plans to undertake. These include, but are not limited to, unanticipated problems relating to exploration and development, and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and there can be no assurance that the Company will generate any operating revenues or ever achieve profitable operations. See "Use of Proceeds" and "Description of Business and Property.

2.   Exploration Risk

     Exploration for minerals is a speculative venture necessarily involving substantial risk. There is not any certainty that the expenditures to be made by the Company in the acquisition of the interests described herein will result in discoveries of commercial quantities of ore. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company's financial position.

3.   No Known Bodies of Ore

     There are not any known bodies of ore on the Company's properties. The purpose of the present offering is to raise funds to carry out further exploration with the objective of establishing ore of commercial tonnage and grade. If the Company's exploration programs are successful, additional funds will be required for the development of economic reserves and to place them in commercial production. The only source of future funds presently available to the Company is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only alternative for the financing of further exploration would be the offering by the Company of an interest in its properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

4.   No Dividends

     Payment of dividends on the Common Stock is within the discretion of the Board of Directors and will depend upon the
     Company's future earnings, its capital requirements and financial condition, and other relevant factors. The Company does not intend to declare any dividends on its Common Stock for the foreseeable future.

5.   Concentration of Ownership

     Upon completion of this Offering, current stockholders of the Company will own a majority of the Company's Common Stock. As a result, such persons will have the ability to elect the Board of Directors of the Company and therefore control the Company and direct its affairs and business.

6.   Dilution

     The Offering price is substantially higher than the book value per share. Investors purchasing the Shares in this Offering will therefore incur immediate substantial dilution.
7.   Offering Price

     The offering price of the Shares was arbitrarily determined by the Company. Among the factors considered in determining the price of the Shares were the uncertain prospects of the Company, the backgrounds of the directors and the current conditions in the financial markets. There is, however, no relationship whatsoever between the offering price of the Shares and the Company's assets, earnings, book value or any other objective criteria of value.

8.   Title Issues

     While the Company has obtained geological report with respect to its properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The Company's mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

9.   Competitiveness of Industry

     The mining industry, in general, is intensively competitive and there is not any assurance that even if commercial quantities of ore are discovered, a ready market will exist for sale of same. Numerous factors beyond the control of the Company may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

10.  Lack of Marketability and Liquidity

     There will be no market for the Shares after the Offering and no market may develop in the future. Purchasers of the Shares must be prepared to hold their shares and be able to bear the economic risks of their investment for an indefinite period of time. The Shares have not been registered under the Act or the securities laws of any state. The Company is under no obligation to register the Shares. There can be no assurance that a market or purchasers for the Shares will be available.

11.  Potential Legal, Regulatory, and/or Compliance Risk

     The Company may, with regard to governmental and/or regulatory agencies, be required to comply with certain regulations, and/or potential future regulations, rules, and/or directives. Due to the regulated nature of mineral exploration and the industry, there is no guarantee that certain regulations may not, in the future, be imposed. Moreover, potential regulatory conditions and/or compliance therewith and the effects of such to the Company, may have a materially adverse affect upon the Company, its business operations, prospects and/or financial condition. Exploration of mineral resources may require approval from governmental regulatory agencies. There can be no assurance that such approval will be obtained, and the cost and delay involved in attempting to obtain approval cannot be known in advance.

12.  Absence of Audited Financial Statements

     The Company has only minimal capitalization and since its inception has realized no revenues. There are no audited financial statements for the Company. Purchasers evaluating an investment in the Company's securities should consider this fact.

13.  Best Efforts Offering

     There can be no assurance that this Offering will be completely sold. If less than the maximum proceeds are available to the Company, the Company's ability to exercise the Option and complete exploration on the Wheaton River Property could be adversely effected. There is no minimum number of Shares to be sold in this Offering. Therefore, the proceeds received from this Offering can be immediately used by the Company.

14.  Option Agreement

  The Company's interest in the Wheaton River Property is an option to acquire a 90% interest in the Wheaton River Property. The Company must complete exploration expenditures on the Wheaton River Property in the amount of $15,000 by December 31, 2002 and an aggregate amount of $195,000 by December 31, 2003 in order that the Company may exercise the option and earn a 90% interest in the Wheaton River Property. If the Company fails to incur the required exploration expenditures within the required time frames, the Company will lose its interest in the Wheaton River Property.
  The Company's interest in the McConnell River Property is an option to acquire a 90% interest in the McConnell River Property. The Company must complete exploration expenditures on the McConnell River Property in the amount of $25,000 by June 30, 2003 in order that the Company may exercise the option and earn a 90% interest in the McConnell River Property. If the Company fails to incur the required exploration expenditures within the required time frame, the Company will lose its interest in the McConnell River Property.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED INVOLVE A CERTAIN DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE
AWARE
OF THESE AND OTHER FACTORS SET-FORTH IN THIS OFFERING DOCUMENT AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR TOTAL INVESTMENT.
             TERMS OF OFFERING AND PLAN OF DISTRIBUTION

Securities Offered

The Offering consists of the offering of up to 100,000 shares of Common Stock of the Company, par value $0.001 per share (each a Share), at a price of $0.50 US per Share (the "Offering").

Sales of Common Stock pursuant to the Offering will commence on the date of this Disclosure Statement and will terminate on April 15, 2002, unless extended by the board of directors of the Company. There is no minimum number of Shares to be sold.

Regulation S

The Offering is being made pursuant to Regulation S of the United States Securities Act of 1933 (the "Act"). The Offering is made to persons who are not U.S. Persons as defined by Regulation S of the Act. A U.S. Person is defined by Regulation S of the Act to be any person who is:

     any natural person resident in the United States;
     Any partnership  or corporation organized or incorporated  under the laws of the United States;
     any estate  of  which any executor or administrator  is  a  U.S.
          person;
     any trust of which any trustee is a U.S. person;
     any agency  or branch of a foreign entity located in the  United
          States;
     any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
     any partnership or corporation if:
          (13) organized or incorporated under the laws of any foreign jurisdiction; and
(14) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

By execution of the Subscription Agreement, each subscriber for shares (a "Subscriber") will represent to the Company that the Subscriber is not a U.S. Person and will agree with the Company as follows as a condition of the Company selling Shares to any
Subscriber:

     (1) The Subscriber will resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

     (2) The Subscriber will not to engage in hedging transactions with regard to the Shares unless in compliance with the Act;

     (3) The Subscriber will acknowledge and agree that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

               "THE    SECURITIES   REPRESENTED   BY   THIS
               CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
               THE  SECURITIES ACT OF 1933 (THE "ACT"), AND
               HAVE   BEEN  ISSUED  IN  RELIANCE  UPON   AN
               EXEMPTION FROM THE REGISTRATION REQUIREMENTS
               OF   THE   ACT  PROVIDED  BY  REGULATION   S
               PROMULGATED UNDER THE ACT.   SUCH SECURITIES
               MAY  NOT BE REOFFERED FOR SALE OR RESOLD  OR
               OTHERWISE  TRANSFERRED EXCEPT IN  ACCORDANCE
               WITH   THE   PROVISIONS  OF  REGULATION   S,
               PURSUANT TO AN EFFECTIVE REGISTRATION  UNDER
               THE   ACT,   OR  PURSUANT  TO  AN  AVAILABLE
               EXEMPTION FROM REGISTRATION UNDER  THE  ACT.
               HEDGING    TRANSACTIONS    INVOLVING     THE
               SECURITIES  MAY NOT BE CONDUCTED  UNLESS  IN
               COMPLIANCE WITH THE ACT"

     (4) The Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

The   Subscribers  for  the  Shares  will  not  be  entitled  to  any registration rights.

Plan of Distribution

The Offering is being sold by officers and directors of the Company to persons who, if residents of Canada, are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

     (A) a spouse, parent, brother, sister or child of a senior officer or director of the Company ;

     (B) a close friend or business associate of a senior officer or director of the Company; or

     (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

No commissions or other offering remuneration will be paid.

Closing

The Company may complete the Offering by multiple closings at any time during the period of the Offering. The Company may reject or accept any subscription in whole or in part at the discretion of the Company. The Company may close the Offering or any portion of the Offering without notice to subscribers.

Upon acceptance of a subscription by the Company, the Company will deliver to the Subscriber an executed copy of the agreement evidencing the number of Shares subscribed for. If the Company does not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will remain a non-interest payable loan to the Company payable on demand.

Provincial and Foreign Securities Laws

The Offering and any subscription for Shares is subject to compliance with the securities laws and other applicable laws of any province or foreign jurisdiction in which any Subscriber for the Offering is resident, including applicable minimum subscription requirements to ensure availability of prospectus exemptions. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

Best Efforts Basis

The Shares are being offered by the Company on a best efforts@. There is no minimum number of Shares to be sold pursuant to this Offering. The Company may immediately use proceeds obtained from this Offering. All proceeds received by the Company from subscribers for the Shares offered hereby will be available to the Company immediately.

Subscription Agreement

Subscription for the Shares shall be made pursuant to a subscription agreement (the "Subscription Agreement") in the form attached to this Disclosure Statement. The Subscription Agreement contains, among other things, customary representations and warranties by the Company, covenants of the Company reflecting the information set forth herein, representations by the investors and appropriate conditions to closing.
Investor Suitability Standards

Investment in the Shares involves a high degree of risk. (See "RISK FACTORS"). Accordingly, investment in the Shares is suitable only for persons of adequate financial means who have no need for liquidity with respect to their investment and have sufficient net worth to sustain a complete loss with respect to their investment. Shares will be sold only to persons who have knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of the investment in the Company, or is relying upon a qualified offeree representative in making the investment decision.

Each prospective investor should retain the advice of such investor's attorney, tax consultant and business advisor with respect to legal, tax, and business aspects of this investment prior to subscribing to Shares.



                          USE OF PROCEEDS

The proceeds to the Company from the sale of the Shares will be $50,000 US if the maximum number of Shares are sold. The Company will use the proceeds of sale to complete phase one of the geological work program recommended on the Wheaton River Property. The anticipated cost of this work program is $15,000. The balance of the proceeds will be used for general working capital.

The actual expenditures of the proceeds of the Offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of the Offering will be according to the expenditures deemed by the Company and its board of directors to be in the best interests of advancing the business of the Company. The actual expenditures will also vary from the estimated use of proceeds if less than all of the Shares are sold.

The Company anticipates that the net proceeds from the Offering will be sufficient to meet its financial requirements for only a short period of time. The Company, therefore, will require substantial additional capital to fund its contemplated business plan in the near future.


                DESCRIPTION OF BUSINESS AND PROPERTY

Organization

The Company is a Nevada corporation incorporated on November 30, 2001.

The Company is a natural resource company engaged in the acquisition, exploration and development of mineral properties. The Company has an interest in the properties described below under the heading "Option Agreements". The Company intends to carry out exploration work on the Wheaton River Property in order to ascertain whether the Wheaton River Property possesses commercially developable quantities of gold, silver and other precious minerals. The Company also intends to seek out potential Joint Venture Partners for the McConnell River Property to finance the work program and reduce the risk to the Company as exploration advances.

Option Agreements (# 1)

The Company has entered into an option agreement dated January 21, 2002 (the "Option Agreement") with Glen Macdonald (the "Optionor") whereby it has acquired an option to acquire a 90% interest in certain mineral claims located in the Whitehorse Mining District in the Yukon Territories (the Wheaton River Property"). Under the Option Agreement, the Optionor granted Hudson the exclusive right and option to acquire an undivided 90% right, title and interest in and to the Wheaton River Property (the "Option") for total consideration consisting of cash payments to the Optionor totaling $7,500 US and the incurrence of exploration and development expenditures on the Wheaton River Property (the "Property Expenditures") totaling $195,000 US to be made as follows:

     (1) upon execution of the Option Agreement, the payment to the Optionor of the sum of $2,500 US (this payment has been made);

     (2) upon delivery of the Geological Report in a form acceptable to Hudson, the payment to the Optionor of the sum of $5,000 US (this payment has been made);


     (3)  by   December   31,  2002,  the  incurrence   of   Property
          Expenditures in the amount of $15,000 US;

     (4) by December 31, 2003, the incurrence of Property Expenditures in the further amount of $180,000 US for total aggregate Property Expenditures of $195,000 by December 31, 2003, provided that any Property Expenditures incurred prior to December 31, 2002 which are in excess of $15,000 will be applied to the further required amount of $180,000.

The Optionor has delivered to Hudson a geological report on the Wheaton River Property (the Geological Report). The Geological Report is, for the purposes of the Option Agreement, acceptable to Hudson and accordingly, Hudson has made the payment of $5,000 required by the Option Agreement in order to maintain the Option. Accordingly, Hudson has completed all cash payments required to be made to the Optionor and is now entitled to exercise the Option by completing the exploration expenditures in the total amount of $195,000, as set forth in paragraphs (3) and (4) above.

Upon completion of the property exploration expenditures as specified in the Option Agreement, Hudson will acquire an undivided 90% right, title and interest in and to the McConnell River Property. If Hudson does acquire a 90% interest in the Wheaton River Property, the Option Agreement provides that Hudson and the Optionor will enter into a joint venture agreement for the joint exploration and development of the Wheaton River Property.

Description of Properties

The mineral claims comprising the Wheaton River Property consist of nine mineral claims located in the Whitehorse Mining District in the Yukon Territories, Canada. The claims are described as follows:
                             NTS 105 D-6
            Latitude 60 16' North, Longitude 135 06' West
                     WHITEHORSE MINING DISTRICT
                           YUKON TERRITORY
                               CANADA

List of Claims


      CLAIM NAME           GRANT NUMBERS        CURRENT EXPIRY DATE

       AAV  1-9           YC  19166 - 174         AUGUST 19, 2003




Option Agreements (# 2)

The Company has also entered into an option agreement dated January 22, 2002 (the "Option Agreement") with Glen Macdonald (the "Optionor") whereby it has acquired an option to acquire a 90% interest in certain mineral claims located in the Watson Lake
District in the Yukon Territories (the "McConnell River Property"). Under the Option Agreement, the Optionor granted Hudson the exclusive right and option to acquire an undivided 90% right, title and interest in and to the McConnell River Property (the "Option") for total consideration consisting of cash payments to the Optionor totaling $2,500 US and the incurrence of exploration and development expenditures on the McConnell River Property (the "Property Expenditures") totaling $25,000 US to be made as follows:

     (1) upon execution of the Option Agreement, the payment to the Optionor of the sum of $2,500 US, this amount being refundable pending delivery of the Geological Report in a form acceptable to Hudson (this payment has been made).

     (2) by June 30, 2003, the incurrence of Property Expenditures in the amount of $25,000 US;


The Optionor has delivered to Hudson a geological report on the Wheaton River Property (the Geological Report@). The Geological Report is, for the purposes of the Option Agreement, acceptable to Hudson and accordingly, Hudson has relinquished the payment of $2,500 required by the Option Agreement in order to maintain the Option. Accordingly, Hudson has completed all cash payments required to be made to the Optionor and is now entitled to exercise the Option by completing the exploration expenditures in the total amount of $15,000, as set forth in paragraphs (1) and (2) above.

Upon completion of the property exploration expenditures as specified in the Option Agreement, Hudson will acquire an undivided 90% right, title and interest in and to the Wheaton River Property.

Description of Properties

The mineral claims comprising the McConnell River Property consist of four mineral claims located in the Watson Lake Mining District in the Yukon Territories, Canada. The claims are described as follows:




                            NTS 105 F-10
            Latitude 61 35' North, Longitude 132 35' West
                     WATSON LAKE MINING DISTRICT
                           YUKON TERRITORY
                               CANADA





List of Claims




      CLAIM NAME           GRANT NUMBERS        CURRENT EXPIRY DATE

        B1-B4           YB 92568 - YB 92571        June 17, 2003
   McConnell River       Claim Plan 105F-10
       District          Watson Lake Mining
                              District

Plan of Operations

WHEATON RIVER PROPERTY
The Company's business plan is to proceed with the exploration of the Wheaton River Property to determine whether there are commercially exploitable reserves of gold and silver on the Wheaton River Property. The Company has determined to proceed with Phase One of the exploration program outlined in the Geological Report. This exploration program will consist of a geological survey, which would include prospecting, geological mapping, testing of soil samples and night-time ultra-violet lamping. Today's detailed geophysical surveys utilizing new and more sensitive geophysical techniques serve to enhance the data base on the presently known mineralized areas at depth. The objective of Phase One of the geological work program is to define geochemical anomalies on the Wheaton River Property and to identify drill targets for the drill program which will commence in Phase Two of the recommended work program. The Company will assess whether to proceed to Phase Two of the recommended geological work program upon completion of an assessment of the results of Phase One of the geological work program.

MCCONNELL RIVER PROPERTY
The Company's business plan is to proceed with the exploration of the McConnell River Property through the acquisition of a joint venture partner to determine whether there are commercially exploitable reserves of gold and silver on the McConnell River Property. The Company has determined to proceed with Phase One of the exploration program outlined in the Geological Report through a joint venture partner who will provide the necessary cash requirements to conduct phase one of exploration and subsequently earn an interest in this project. The Phase One program will employ detailed geophysical surveys utilizing new and more sensitive geophysical techniques that serve to enhance the data base on the presently known mineralized areas at depth. The objective of Phase One of the geological work program is to define geochemical anomalies on the McConnell River Property and to identify drill targets for the drill program which will commence in Phase Two of the recommended work program. The Company will assess whether to proceed to Phase Two of the recommended geological work program upon completion of an assessment of the results of Phase One of the geological work program.

Phase One of the recommended geological work programs will cost approximately $15,000 for the Wheaton River Property and $25,000 for the McConnell River Property. Prior to this Offering, the Company had approximately $2,000 in cash reserves. The Company has raised $16,600 by prior private placement offerings and has applied $10,000 of these funds to acquisition of the Options and approximately $5,000 to legal fees and expenses of organization.

The Company anticipates that it will have sufficient funds to complete Phase One of the geological work program for Wheaton River if all the Shares offered by the Company in this Offering are sold. The Company will require additional funds after the completion of this Offering if the Company is to be able to proceed with Phase Two of the geological work program. There is no assurance that the Company will be able to raise the additional funds. If the Company does not complete the required exploration expenditures of $15,000 for the Wheaton River property by December 31, 2002 or $195,000 in aggregate by December 31, 2003, then the Wheaton River Option will terminate and the Company will lose all its interest in the Wheaton River Property.

The Company is presently relying on sourcing a viable Joint Venture Partner to fund the McConnell River project. If the Company fails to secure a Joint Venture Partner and/or does not complete the required exploration expenditures of $25,000 for the McConnell River property by June 30, 2003 then the McConnell River Option will terminate and the Company will lose all its interest in the McConnell River Property.

Copies of Option Agreement and Geological Report

A copy of each of the Option Agreement and the Geological Report are available to any subscriber or potential subscriber upon request from Mr. Dana Upton, President.


            DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES

The following information sets forth the names of the officers and directors of the Company and their present positions with the
Company:

Name                          Office(s) Held

Dana N. Upton                 Director   and   President,
                              Secretary and Treasurer

Philip Taneda                 Director

Nikolaos Bekropoulos          Director


                  SECURITY OWNERSHIP OF MANAGEMENT
                     AND CERTAIN SECURITY OWNERS

The following table sets forth, as of January 23, 2002, the beneficial ownership of the Company's Common Stock by each officer and director of the Company, by each person known by the Company to beneficially own more than 10% of the Company's Common Stock outstanding and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

Name and address         Number of Shares        Percentage of
Title of class                                    of beneficial owner
                                                  of   Common   Stock
                                                  Common Stock(1)

Common Stock
Dana N. Upton                750,000                     24.9%

Director and President,

Secretary and Treasurer

Common Stock
Nikolaos Bekropoulos         750,000                     24.9%

Director

Common Stock
Directors and Officers      1,500,000                    49.8%
   (2 Persons)


(1) Based on 3,010,000 shares of Common Stock of the Company issued and outstanding on January 24, 2002.




                      SECURITIES BEING OFFERED

The securities being offered are the shares of the Company's common stock, par value $0.001 per share. Under the Company's Articles of Incorporation, the total number of shares of all classes of stock that the Company shall have authority to issue is 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000,000 shares of preferred stock, par value $0.001 per share ( the "Preferred Stock"). As of January 24, 2002, a total of 3,010,000 shares of Common Stock are issued and outstanding. All issued and outstanding shares of the Common Stock are fully paid and non-assessable.

Common Stock

Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. Holders of Common Stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the
Board of Directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the Common Stock. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Share Purchase Warrants and Options

The Company has not issued and does not have outstanding any warrants to purchase shares of the Common Stock. The Company has not issued and does not have outstanding any options to purchase shares of the Common Stock.

Convertible Securities

The Company has not issued and does not have outstanding any securities convertible into shares of Common Stock or any rights convertible or exchangeable into shares of Common Stock.

Recent Issuances of Securities

The Company has completed the issuance of 1,500,000 shares of the Company's common stock pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act") on December 11, 2001. 750,000 shares were issued to Mr. Dana Upton, the President and a director of the Company, at a price of $0.001 per share. 750,000 shares were issued to Mr. Stephen Jackson, a director of the Company, at a price of $0.001 per share.

The Company has completed a private placement of 1,510,000 shares of the Company's common stock pursuant to Regulation S of the 1933 Act on January 18, 2002. All shares were issued at a price of $0.01 per share.


                             LITIGATION

The Company is not party to any legal proceedings. Management of the Company is not aware of any threatened legal proceedings which, if successful against the Company, would have a materially adverse effect on the Company.



          FINANCIAL STATEMENTS

The Company has not at this time prepared any financial statements.







          ADDITIONAL ATTACHMENTS

The  following  additional attachments are attached to  this  Disclosure
Statement:

Attachment                                        Description

No. 1                                             Subscription Agreement